EXHIBIT 23.3


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of our report dated January 13, 1996, with respect to the consolidated financial statements of Tri-State Finance Corporation and subsidiary for the year ending December 31, 1995. We also consent to the reference to our firm under the heading "Experts" in the prospectus.


                                            /s/ McGladrey & Pullen LLP

                                            McGLADREY & PULLEN LLP

Charlotte, North Carolina
December 22, 1997